UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  March 14, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(301) 869-9683
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Following a competitive selection process where the Audit Committee (the “Audit Committee”) of the Board of Directors of OpGen, Inc. (the “Company”) invited several public accounting firms to participate, effective March 14, 2023, the Company engaged UHY LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and related interim periods. The appointment of UHY LLP as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and Board of Directors.

During the two most recent fiscal years ended December 31, 2022 and 2021 and through the date the Company selected UHY LLP as its independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted UHY LLP regarding any accounting or auditing issues involving the Company, including (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended, or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 14, 2023	OpGen, Inc.

	By:	/s/ Albert Weber
		Name:	Albert Weber
		Title:	Chief Financial Officer